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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Transnational Financial Corporation of our report dated June 4, 1998 on the financial statements of Transnational Financial Corporation contained in the Registration Statement (the "Incorporated Registration Statement") on Form SB-2 (Registration No. 333-50657), and to the reference to us appearing under "Experts" in the Prospectus, which is a part of the Incorporated Registration Statement.

                                          Moss Adams LLP

San Francisco, California
June 23, 1998